SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 10, 2003

UNIFY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-2710559	001-11807
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(Commission File No.)

2101 Arena Blvd, Suite 100 Sacramento, California 95834
(Address of principal executive offices)

(916) 928-6400
(Registrant’s telephone number, including area code)

ITEM 7. Financial Statements and Exhibits

c) Exhibits.

The exhibits listed below are being furnished with this Form 8-K.

Exhibit Number	Description

99.1	Press Release dated June 10, 2003
99.2	Transcript of Portion of June 10, 2003 Conference Call

ITEM 9. Regulation FD Disclosure.

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.”  The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On June 10, 2003, Unify Corporation (the “Company”) issued a press release regarding the company’s financial results for its fourth fiscal quarter and year ended April 30, 2003.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

In the conference call referred to in the press release the Company provided certain non-GAAP financial measures, specifically, the ratio of “end user” and “indirect” software license revenues to total revenues for both the most recently completed fiscal year and the prior year.  These non-GAAP financial measures exclude from the directly comparable GAAP measures, where applicable, the revenue that is being compared.  For example, calculation of end user revenues excludes indirect revenues and vice versa.  A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is set forth below.  The Company believes the non-GAAP measures are useful because they permit investors to evaluate changes in important revenue components that may not be apparent from use of the most directly comparable GAAP financial measure.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.  A transcript of the portion of the conference call discussing non-GAAP financial measures is attached hereto as Exhibit 99.2.

Software License Revenue

	Year End April 30, 2003%		Year End April 30, 2002%

End user revenue	$2,786,000	47%	$2,242,000	31%

Indirect revenue	3,109,000	53%	5,061,000	69%

Total Revenue (GAAP)	$5,895,000	100%	$7,303,000	100%

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Unify Corporation

(Registrant)

Date: June 17, 2003

By:	/s/ Peter J. DiCorti
Peter J. DiCorti
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)